Exhibit 99.1


    Healthaxis Announces Fourth Quarter and 2003 Year End Results;
              Operating Loss Declines 72% for the Year;
Net Loss Per Share of $1.05 for the Year, Down from $1.63 Loss in 2002

     IRVING, Texas--(BUSINESS WIRE)--March 29, 2004--Healthaxis Inc. (Nasdaq:HAXS), a leading technology enhanced provider of fully integrated business process outsourcing and claims and administration solutions and services for health benefit administrators and health insurance claims processors, reported its financial results today for the three months and twelve months ended Dec. 31, 2003.

    Financial Highlights

    -- Revenues for the year increased 5 percent compared to 2002, although down 6 percent for the fourth quarter of 2003 compared to the same quarter last year. The lower fourth quarter revenue in 2003 related primarily to the Company's contract with the Washington State Health Care Authority. Revenue for this contract was recognized in the fourth quarter of 2002, but not in the same quarter of 2003.

    -- Cash operating expenses for the year improved 13 percent from the previous year and 9 percent for the same quarter last year. Selling, General & Administrative expenses were 37 percent and 29 percent lower respectively.

    -- The year-end and fourth quarter results include a write-off of approximately $420,000 related to the mutually agreed cessation of work on the State of Washington contract. The write-off is recorded as an increase in cost of revenues for the quarter.

    -- The EBITDA loss for the year was $818,000 compared to an EBITDA loss of $5.0 million in 2002. Absent the charges related to the State of Washington, EBITDA for the fourth quarter of 2003 would have been slightly positive. Even considering the charges, the EBITDA loss for the quarter was $352,000, compared to an EBITDA loss of $560,000 for the same quarter last year. The financial tables attached to this press release reconcile EBITDA as defined by the Company to GAAP operating loss.

    -- The operating loss for the year of $4.3 million represented a $10.8 million improvement from the loss in 2002, or 72%. For the comparative quarters, the operating loss improved from $7.8 million in 2002 to $1.2 million in 2003, or 85%.

    -- For the year, the net loss was $4.3 million, compared to a loss of $8.6 million in 2002.

    -- Cash at Dec. 31, 2003 was $7.9 million, down from $11.4 million at the end of Fiscal 2002. Of the change, only $1.1 million was for cash flow used in operating activities, compared to $2.1 million used for operations in 2002. The remaining cash reduction during 2003 was due to investment in fixed assets and start-up activities ($1.1 million), and $1.3 million for the buy-back of our common stock from UICI and dividend and consent payments to the preferred shareholders.

    -- Revenue in our Technology and Operations Unit, incorporating the development and delivery of our benefit and administration systems on an ASP basis, our web-connectivity products, and our technology platforms, increased 3 percent for the year, while costs declined 5 percent for the same period. This segment produced a gross profit of $1,038,000 for the year, up from a $387,000 loss in 2002.

    -- Revenues for the BPO Services segment, which performs outsourced mailroom, scanning, data capture, and pre-adjudication services, increased 15 percent in 2003. This business unit was also profitable for the year due to the higher revenue and as a result of productivity improvements, which lowered operating costs by 15 percent compared to the prior year.

    In commenting on the quarter and year, the company's Chairman and CEO, James W. McLane, said: "While the financial turnaround of this company has been much slower than we would have liked, I am pleased that we have continued our steady progress toward profitability. Significantly, our core customers represent our greatest asset and continue providing a solid foundation for future growth. In addition, the company's disciplined focus on expenses reduced operating expenses by more than half over the past 2 years, providing us with the opportunity to leverage earnings substantially with incremental revenue growth."
    McLane went on to say: "We recently added two new sales executives to our sales team, further strengthening our capabilities. Both are experienced and proven sales producers with business process service backgrounds in sales to the health insurance industry. We will continue investing in this area throughout 2004 as part of our total company priority of growing revenues."
    McLane continued: "We expect to grow by staying close to our core strengths of technology and technology enhanced services for the administration and processing of health insurance claims -- offering mailroom, scanning, data capture and preprocessing of claims services, and benefit administration and claims processing systems and solutions on a service-oriented ASP basis. We also are seeking to continue improving our technology applications for fundamental business processes in the health insurance claim process area to enable our customers to pay claims faster, more accurately and at a lower cost; to reduce our customers' internal administrative expenses; and to improve their competitive position in their markets."
    McLane concluded by saying, "Healthaxis is beginning to be well recognized as a health insurance claims business process outsourcing services company noted for its expertise, its technology, its service excellence and its customer intimacy. Our game plan is to continue to help our existing customers grow their covered lives, to add significant new customers to our portfolio, and to augment our existing product and service capabilities around the processing of a health insurance claim through partnerships and strategic acquisitions."
    For information on Healthaxis products and services, call 800-519-0679 or visit www.healthaxis.com. For investor information, call 972-458-8000.
    Healthaxis management will host a conference call on March 30, 2004 to review results and answer questions. The conference call will be held at 1:00 p.m. Central Time. Investors wishing to participate should call 800-773-0587 and request the Healthaxis Year End Results Call. Please plan on calling in at least 10 minutes prior to the scheduled start.
    A replay will be available, beginning approximately 2 hours after the live call is completed, until April 30, 2004 at 866-518-1010.
    A Webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Investors can listen to the call through the company's Website www.healthaxis.com or CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents at www.streetevents.com.

    About Healthaxis Inc.

    Healthaxis (Nasdaq:HAXS) is a leading technology enhanced provider of fully integrated business process outsourcing and claims and administration solutions and services for health benefit administrators and health insurance claims processors. For information on Healthaxis products and services, call 800-519-0679 or visit www.healthaxis.com. For investor information, call 972-458-8000.
    The financial results reported in this release contain both measures of GAAP and Non-GAAP financial information, as defined in Regulation G adopted by the Securities and Exchange Commission. Accordingly, all such non-GAAP financial measures that are presented are also set forth on the tables attached to this press release and are both compared to, and reconciled with, the most directly comparable financial measure calculated and presented in accordance with GAAP. Management believes that these non-GAAP financial measures are useful in monitoring basic cash flow generated and used in the company's core operating activities, and in monitoring the effects of changes made by management in the Company's operations across different time periods. These non-GAAP factors alone are insufficient to measure all of the company's operating characteristics and should be used in conjunction with GAAP measures to evaluate total operating performance.

    Forward-Looking Statements:

    Statements that are not purely historical facts, including without limitation statements about anticipated or expected future revenue and performance, constitute forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1934, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include without limitation the risks and uncertainties identified in our documents filed with, or furnished to, the Securities and Exchange Commission, including those identified under the caption "Business-Risk Factors" in our most recently filed Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.



Healthaxis Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)
                            Three  Months Ended   Twelve Months Ended
                                December 31           December 31
                             2003       2002       2003       2002
                            --------- ---------- ---------- ----------
Revenue                       $4,785     $5,086    $20,851    $19,816
Expenses:
   Cost of revenues            4,704      4,982     19,573     21,355
   Sales and marketing           186        325        948      1,951
   General and
    administrative               748      1,000      3,298      3,745
   Research and development       --         48         30        366
   Restructuring charge           --      6,232                 6,232
   Amortization of
    Intangibles                  324        324      1,296      1,300
                            --------- ---------- ---------- ----------
Total operating expenses       5,962     12,911     25,145     34,949
                            --------- ---------- ---------- ----------
Operating loss                (1,177)    (7,825)    (4,294)   (15,133)
Gain on extinguishment of
 debt                             --         --         --     16,388
Interest and other income
 (expense), net                   13        (13)        30       (427)
                            --------- ---------- ---------- ----------
Income (loss) from
 continuing operations        (1,164)    (7,838)    (4,264)       828
Loss on disposal of
 discontinued operations          --         --         --     (3,564)
Gain from discontinued
 operations(a)                    --         --         --        850
                            --------- ---------- ---------- ----------
Net income (loss) before
 cumulative effect of
 accounting change            (1,164)    (7,838)    (4,264)    (1,886)
Cumulative effect of
 accounting change                --         --         --     (6,674)
                            --------- ---------- ---------- ----------
Net income (loss)            $(1,164)   $(7,838)   $(4,264)   $(8,560)
                            ========= ========== ========== ==========

Income (loss) per share of
 common stock (basic and
 diluted)
  Continuing operations       $(0.46)    $(1.46)    $(1.05)     $0.12
  Discontinued operations        $--        $--        $--     $(0.51)
  Cumulative effect charge       $--                           $(1.24)
                            --------- ---------- ---------- ----------
Net income (loss) per share
 of common stock              $(0.46)    $(1.46)    $(1.05)    $(1.63)
                            ========= ========== ========== ==========

   Weighted average common
    shares used in
    computing income (loss)
    per share
   Basic                    2,767,088  5,363,990  4,699,244  5,360,954

(a)As of the second quarter of 2002, the Company began reporting its historical results of operations from the terminated UICI
    Technical Services Agreement as a net amount in "Gain from discontinued operations"

Healthaxis Inc. and Subsidiaries
Consolidated Statements of Operations
GAAP / Non-GAAP Comparison and Reconciliation
(In thousands, except share and per share data)
(Unaudited)

                                     Three Months      Twelve Months
                                          Ended             Ended
                                      December 31       December 31
                                     2003     2002     2003     2002
                                   -------- -------- -------- --------
Revenue                             $4,785   $5,086  $20,851  $19,816
Expenses:
  Cost of revenues                   4,223    4,328   17,492   17,840
  Sales and marketing                  179      311      919    1,814
  General and administrative           735      973    3,236    4,808
  Research and development              --       34       22      322
                                   -------- -------- -------- --------
Cash operating expenses              5,137    5,646   21,669   24,784
                                   -------- -------- -------- --------
Non-cash operating expenses:
  Operating depreciation &
   amortization                        493      670    2,146    2,823
  Stock based compensation               8       39       34      440
  Amortization of acquisition
   intangibles                         324      324    1,296    1,300
  Severance expenses                    --       --       --   (1,345)
  Restructuring and impairment
   charges                              --    6,232       --    6,947
                                   -------- -------- -------- --------
Total GAAP operating expenses        5,962   12,911   25,145   34,949
                                   -------- -------- -------- --------

EBITDA (Revenue less cash operating
 expenses)                            (352)    (560)    (818)  (4,968)
                                   -------- -------- -------- --------

GAAP operating loss (EBITDA less
 non-cash operating expenses)       (1,177)  (7,825)  (4,294) (15,133)
                                   -------- -------- -------- --------
Gain on extinguishment of debt          --       --       --   16,388
Interest and other income
 (expense), net                         13      (13)      30     (427)
                                   -------- -------- -------- --------
Income (loss) from continuing
 operations                         (1,164)  (7,838)  (4,264)     828
Loss on disposal of discontinued
 operations                             --       --       --   (3,564)
Gain from discontinued operations       --       --       --      850
                                   -------- -------- -------- --------
Net income (loss) before cumulative
 effect of accounting change        (1,164)  (7,838)  (4,264)  (1,886)
Cumulative effect of accounting
 change                                 --       --       --   (6,674)
                                   -------- -------- -------- --------
Net income (loss)                  $(1,164) $(7,838) $(4,264) $(8,560)
                                   ======== ======== ======== ========

Healthaxis Inc. and Subsidiaries
Consolidated Condensed Balance Sheets
(In thousands, except share and per share
 data)
(Unaudited)

                                             December 31, December 31,
                                                 2003         2002
  Assets
  Cash and cash equivalents                       $7,887      $11,380
  Accounts receivable, net                         3,077        3,346
  Other current assets                               729        1,171
                                             ------------ ------------
                                                  11,693       15,897
  Property & Equipment, net                        1,238        1,462
  Goodwill                                        11,276       11,276
  Other assets                                     2,907        5,022
                                             ------------ ------------
  Total assets                                   $27,114      $33,657
                                             ============ ============


  Liabilities and stockholders' equity
  Current liabilities                             $3,263       $3,998
  Long-term debt                                   2,697           --
  Other long-term liabilities                      2,407        2,051
  Stockholders' equity                            18,747       27,608
                                             ------------ ------------
  Total liabilities and stockholders' equity     $27,114      $33,657
                                             ============ ============

    CONTACT: Halliburton Investor Relations
             Matt Kreps, 972-458-8000
             mkreps@halliburtonir.com